Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Silicon Valley
November 15, 2024	Hong Kong	Singapore
	Houston	Tel Aviv
Bolt Projects Holdings, Inc.	London	Tokyo
2261 Market Street, Suite 5447	Los Angeles	Washington, D.C.
San Francisco, CA 94114	Madrid

Re:	Registration Statement on Form S-8; 8,631,959 shares of common stock, par value $0.0001 per share, of Bolt Projects Holdings, Inc.

To the addressee set forth above:

We have acted as special counsel to Bolt Projects Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 7,184,418 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issuable under the 2024 Incentive Award Plan (the “2024 Plan”), 957,922 shares of Common Stock issuable under the 2024 Employee Stock Purchase Plan (the “ESPP”), 298,528 shares of Common Stock issuable under the 2019 Equity Incentive Plan (the “2019 Plan”) and 191,091 shares (together with the above, the “Shares”) of Common Stock issuable under the 2009 Equity Incentive Plan (the “2009 Plan” and, together with the 2024 Plan, ESPP, and 2019 Plan, the “Plans”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 15, 2024 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectuses, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, and assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP